Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE	Executive Vice President - Strategy, Corporate Development
November 1, 2017	& Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: Yolanda Kokayi
Director - Communications
770-206-4131
ykokayi@muellerwp.com

MUELLER WATER PRODUCTS REPORTS 2017 FOURTH QUARTER
AND FISCAL YEAR RESULTS

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) today announced that for its fiscal fourth quarter ended September 30, 2017, net sales were $226.9 million and net income was $19.3 million, or $0.12 per diluted share. For the fiscal year ended September 30, 2017, net sales were $826.0 million and net income was $123.3 million, or $0.76 per diluted share.
In the 2017 fourth quarter, the Company:

•	Increased net sales 5.2 percent to $226.9 million as compared with $215.6 million in the prior year period

•
Improved income from continuing operations to $20.1 million, which included $4.2 million in charges related to its previously announced strategic reorganization, as compared with $19.8 million in the prior year period

•	Improved adjusted income from continuing operations 18.1 percent to $24.1 million as compared with $20.4 million in the prior year period

•	Delivered adjusted income from continuing operations per diluted share of $0.15, a 25.0 percent increase as compared with $0.12 in the prior year period
In the full fiscal year, the Company:

•	Increased net sales 3.2 percent over the prior year to $826.0 million

•	Improved income from continuing operations to $54.3 million as compared with $45.1 million in the prior year

•	Increased adjusted EBITDA to $163.8 million and adjusted EBITDA margin to 19.8 percent

•	Delivered adjusted income from continuing operations per diluted share of $0.44, an 18.9 percent increase as compared with $0.37 in the prior year

“I am pleased with the 7.5 percent net sales growth that Infrastructure delivered this quarter,” said Scott Hall, president and chief executive officer of Mueller Water Products. “Overall, during the quarter, consolidated net sales increased 5.2 percent due to volume growth, pricing and the addition of Singer Valve to our Infrastructure portfolio, partially offset by lower volume in Technologies' meter business. Increased pricing covered our higher material costs.
“I am also encouraged by the manufacturing productivity improvements we continued to achieve in the fourth quarter. A critical component of our long-term strategy is sustained investment in our facilities and engineering to drive new product innovations and productivity improvements across the organization.
“Looking to 2018 and beyond, we anticipate continued growth in our primary end markets, including residential construction and municipal infrastructure. So, combining our internal programs with the positive external environment, we believe we are well positioned for long-term growth.”
Fourth Quarter Consolidated Results
Net sales for the 2017 fourth quarter increased $11.3 million, or 5.2 percent, to $226.9 million as compared with $215.6 million for the 2016 fourth quarter.
Operating income for the 2017 fourth quarter was $33.3 million, which included charges of $4.2 million related to the previously announced strategic reorganization, and $37.8 million for the 2016 fourth quarter. Adjusted operating income from continuing operations for the 2017 fourth quarter of $38.9 million was essentially flat as compared with the 2016 fourth quarter.
Fourth Quarter Segment Results
The Company renamed its Mueller Co. segment "Infrastructure" and its Mueller Technologies segment "Technologies."
Infrastructure
Net sales for the 2017 fourth quarter increased 7.5 percent to $204.4 million as compared with $190.1 million for the 2016 fourth quarter. Infrastructure increased shipments of valves, hydrants and brass products and realized the benefit of the addition of Singer Valve.
Operating income for the 2017 fourth quarter improved 2.5 percent to $50.1 million as compared with $48.9 million for the 2016 fourth quarter. Adjusted operating income for the 2017 fourth quarter improved 4.1 percent to $50.9 million as compared with $48.9 million for the 2016 fourth quarter. Operating income increased primarily due to increased shipment volumes and favorable sales pricing, partially offset by higher material costs.
Technologies
Net sales for the 2017 fourth quarter were $22.5 million as compared with $25.5 million for the 2016 fourth quarter. While Echologics' net sales increased slightly, Mueller Systems' net sales declined during the quarter.
Operating loss was $2.8 million for the 2017 fourth quarter and $0.9 million for the 2016 fourth quarter. Adjusted operating loss was $2.2 million for the 2017 fourth quarter and $0.5 million for the 2016 fourth quarter. These increased losses were due primarily to lower shipment volumes at Mueller Systems.

Other Charges
Other charges for the 2017 fourth quarter included $4.2 million related to the previously announced strategic reorganization.
Interest Expense
Fourth quarter net interest expense was $5.2 million for 2017 and $5.6 million for 2016. For the full year 2017, net interest expense decreased $1.4 million primarily as a result of the debt repricing completed during the second quarter.
Income Taxes
For the 2017 fourth quarter, income tax expense was $8.0 million on income before income taxes of $28.1 million, for an effective income tax rate of 28.5 percent, as compared with an effective income tax rate of 38.5 percent in the prior year quarter. The 2017 fourth quarter effective tax rate was lower primarily due to increases in domestic manufacturing deductions and R&D tax credits, as well as reductions in the tax rates applied to state deferred tax liabilities.
For the fiscal year, the effective tax rate was 30.8 percent as compared with an effective income tax rate of 34.9 percent in the prior year. The 2017 full year effective tax rate was lower primarily due to increased domestic manufacturing deductions and tax benefits related to stock compensation.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding its results as determined by GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of its results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted income from continuing operations, adjusted income from continuing operations per share, adjusted operating income from continuing operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company's underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. Free cash flow is presented because management believes it is commonly used by the investment community to measure the Company's ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Thursday, November 2, 2017 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-359-6497. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities that may occur in the future are forward-looking statements. The words “projected,” “designed,” “will,” “expects,” “intend,” and other similar expressions identify forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of its experience, historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company's most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Undue reliance should not be placed on any forward-looking statements. Management does not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,
	2017	2016
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$361.7	$195.0
Receivables, net	145.3	131.8
Inventories	138.9	130.7
Other current assets	24.4	12.7
Current assets held for sale	—	142.1
Total current assets	670.3	612.3
Property, plant and equipment, net	122.3	108.4
Intangible assets and goodwill	439.3	434.6
Other noncurrent assets	26.4	25.4
Noncurrent assets held for sale	—	99.9
Total assets	$1,258.3	$1,280.6

Liabilities and equity:
Current portion of long-term debt	$5.6	$5.6
Accounts payable	82.5	73.7
Other current liabilities	53.5	61.7
Current liabilities held for sale	—	44.8
Total current liabilities	141.6	185.8
Long-term debt	475.0	478.8
Deferred income taxes	115.1	109.9
Other noncurrent liabilities	37.1	85.8
Noncurrent liabilities held for sale	—	0.8
Total liabilities	768.8	861.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,590,383 and 161,693,051 shares outstanding at September 30, 2017 and 2016, respectively	1.6	1.6
Additional paid-in capital	1,494.2	1,563.9
Accumulated deficit	(955.6)	(1,078.9)
Accumulated other comprehensive loss	(51.8)	(68.3)
Total Company stockholders’ equity	488.4	418.3
Noncontrolling interest	1.1	1.2
Total equity	489.5	419.5
Total liabilities and equity	$1,258.3	$1,280.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$226.9	$215.6	$826.0	$800.6
Cost of sales	146.0	137.8	558.5	532.7
Gross profit	80.9	77.8	267.5	267.9
Operating expenses:
Selling, general and administrative	42.2	39.0	156.4	151.2
Pension settlement (1)	—	—	—	16.6
Other charges (2)	5.4	1.0	10.4	7.2
Total operating expenses	47.6	40.0	166.8	175.0
Operating income	33.3	37.8	100.7	92.9
Interest expense, net	5.2	5.6	22.2	23.6
Income before income taxes	28.1	32.2	78.5	69.3
Income tax expense (3)	8.0	12.4	24.2	24.2
Income from continuing operations	20.1	19.8	54.3	45.1
Income (loss) from discontinued operations	(0.8)	6.7	69.0	$18.8
Net income	$19.3	$26.5	$123.3	$63.9

Income per basic share:
Continuing operations	$0.13	$0.12	$0.34	$0.28
Discontinued operations	(0.01)	0.04	0.43	0.12
Net income	$0.12	$0.16	$0.77	$0.40

Income per diluted share:
Continuing operations	$0.13	$0.12	$0.34	$0.28
Discontinued operations	(0.01)	0.04	0.42	0.11
Net income	$0.12	$0.16	$0.76	$0.39

Weighted average shares outstanding:
Basic	158.6	161.7	160.1	161.3
Diluted	160.2	163.9	161.8	163.4

Dividends declared per share	$0.04	$0.03	$0.15	$0.10

(1) During fiscal 2016, we completed a pension benefit settlement program intended to reduce obligations associated with providing future pension benefits.

(2) During the fourth quarter, we announced a restructuring and strategic reorganization, resulting in accrual of severance and other charges of $4.2 million.

(3)  Income tax expense in the 2017 fourth quarter was reduced by domestic manufacturing deductions, R&D tax credits and reductions in the tax rates applied to state deferred tax liabilities, resulting in an effective tax rate of 28.5 percent.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year ended
	September 30,
	2017	2016
	(in millions)
Operating activities:
Net income	$123.3	$63.9
Less income from discontinued operations	69.0	18.8
Income from continuing operations	54.3	45.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.8	18.3
Amortization	22.1	21.2
Retirement plans	3.4	21.0
Deferred income taxes	(4.0)	(8.4)
Stock-based compensation	6.0	4.7
Other, net	1.1	3.8
Changes in assets and liabilities, net of acquisitions:
Receivables	(9.9)	(12.3)
Inventories	(1.9)	3.5
Other assets	(3.4)	(5.7)
Pension contributions	(35.0)	—
Other liabilities	6.9	23.3
Net cash provided by operating activities	59.4	114.5
Investing activities:
Capital expenditures	(40.6)	(31.5)
Business acquisitions, net of cash acquired	(26.6)	—
Proceeds from sales of assets	0.9	0.3
Net cash used in investing activities	(66.3)	(31.2)
Financing activities:
Repayment of debt	(4.9)	(5.0)
Dividends paid	(24.0)	(16.1)
Stock repurchased under buyback program	(55.0)	—
Shares retained for employee taxes	(2.7)	(3.3)
Deferred financing fees paid	(1.0)	(1.2)
Common stock issued	5.8	3.3
Other	0.4	(1.4)
Net cash used in financing activities	(81.4)	(23.7)
Net cash flows from discontinued operations
Operating activities	(43.3)	30.6
Investing activities	297.2	(7.9)
Financing activities	(0.1)	—
Net cash provided by discontinued operations	253.8	22.7
Effect of currency exchange rate changes on cash	1.2	(0.4)
Net change in cash and cash equivalents	166.7	81.9
Cash and cash equivalents at beginning of year	195.0	113.1
Cash and cash equivalents at end of year	$361.7	$195.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2017
	Infrastructure	Technologies	Corporate	Total
	(in millions, except per share amounts)
Net sales	$204.4	$22.5	$—	$226.9

Gross profit	$76.2	$4.7	$—	$80.9
Selling, general and administrative expenses	25.5	6.9	9.8	42.2
Other charges	0.6	0.6	4.2	5.4
Operating income (loss) from continuing operations	$50.1	$(2.8)	$(14.0)	33.3
Interest expense, net				5.2
Income tax expense				8.0
Income from continuing operations				$20.1

Income from continuing operations per diluted share				$0.13

Capital expenditures	$14.7	$3.8	$0.5	$19.0

Operating margin	24.5%	(12.4)%		14.7%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$20.1
Other charges				5.4
Inventory purchase accounting adjustment				0.2
Income tax benefit of adjusting items				(1.6)
Adjusted income from continuing operations				$24.1

Weighted average diluted shares outstanding				160.2

Adjusted income from continuing operations per diluted share				$0.15

Net income				$19.3
Plus loss from discontinued operations				0.8
Interest expense, net (1)				5.2
Income tax expense (1)				8.0
Operating income (loss) from continuing operations	$50.1	$(2.8)	$(14.0)	33.3
Other charges	0.6	0.6	4.2	5.4
Inventory purchase accounting adjustment	0.2	—	—	0.2
Adjusted operating income (loss) from continuing operations	50.9	(2.2)	(9.8)	38.9
Depreciation and amortization	9.3	1.4	0.1	10.8
Adjusted EBITDA	$60.2	$(0.8)	$(9.7)	$49.7

Adjusted operating margin	24.9%	(9.8)%		17.1%

Adjusted EBITDA margin	29.5%	(3.6)%		21.9%

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$34.0
Less capital expenditures				(19.0)
Free cash flow				$15.0

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2016
	Infrastructure	Technologies	Corporate	Total
	(in millions, except per share amounts)
Net sales	$190.1	$25.5	$—	$215.6

Gross profit	$71.5	$6.3	$—	$77.8
Selling, general and administrative expenses	22.6	6.8	9.6	39.0
Other charges	—	0.4	0.6	1.0
Operating income (loss) from continuing operations	$48.9	$(0.9)	$(10.2)	37.8
Interest expense, net				5.6
Income tax expense				12.4
Income from continuing operations				$19.8

Income from continuing operations per diluted share				$0.12

Capital expenditures	$11.9	$2.5	$0.1	$14.5

Operating margin	25.7%	(3.5)%		17.5%

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$19.8
Other charges				1.0
Income tax benefit of adjusting items				(0.4)
Adjusted income from continuing operations				$20.4

Weighted average diluted shares outstanding				163.9

Adjusted income from continuing operations per diluted share				$0.12

Net income				$26.5
Less income from discontinued operations				(6.7)
Interest expense, net (1)				5.6
Income tax expense (1)				12.4
Operating income (loss) from continuing operations	$48.9	$(0.9)	$(10.2)	37.8
Other charges	—	0.4	0.6	1.0
Adjusted operating income (loss) from continuing operations	48.9	(0.5)	(9.6)	38.8
Depreciation and amortization	8.7	1.3	0.2	10.2
Adjusted EBITDA	$57.6	$0.8	$(9.4)	$49.0

Adjusted operating margin	25.7%	(2.0)%		18.0%

Adjusted EBITDA margin	30.3%	3.1%		22.7%

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$60.1
Less capital expenditures				(14.5)
Free cash flow				$45.6

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2017
	Infrastructure	Technologies	Corporate	Total
	(in millions, except per share amounts)
Net sales	$739.9	$86.1	$—	$826.0

Gross profit	$259.5	$8.0	$—	$267.5
Selling, general and administrative expenses	93.4	27.6	35.4	156.4
Other charges	2.7	0.7	7.0	10.4
Operating income (loss) from continuing operations	$163.4	$(20.3)	$(42.4)	100.7
Interest expense, net				22.2
Income tax expense				24.2
Income from continuing operations				$54.3

Income from continuing operations per diluted share				$0.34

Capital expenditures	$28.5	$11.4	$0.7	$40.6

Operating margin	22.1%	(23.6)%		12.2%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$54.3
Discrete warranty charge				9.8
Inventory purchase accounting adjustment				1.0
Other charges				10.4
Income tax benefit of adjusting items				(4.3)
Adjusted income from continuing operations				$71.2

Weighted average diluted shares outstanding				161.8

Adjusted income from continuing operations per diluted share				$0.44

Net income				$123.3
Less income from discontinued operations				(69.0)
Interest expense, net (1)				22.2
Income tax expense (1)				24.2
Operating income (loss) from continuing operations	$163.4	(20.3)	$(42.4)	100.7
Discrete warranty charge	—	9.8	—	9.8
Inventory purchase accounting adjustment	1.0	—	—	1.0
Other charges	2.7	0.7	7.0	10.4
Adjusted operating income (loss) from continuing operations	167.1	(9.8)	(35.4)	121.9
Depreciation and amortization	36.3	5.2	0.4	41.9
Adjusted EBITDA	$203.4	$(4.6)	$(35.0)	$163.8

Adjusted operating margin	22.6%	(11.4)%		14.8%

Adjusted EBITDA margin	27.5%	(5.3)%		19.8%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt	$5.6
Long-term debt	475.0
Total debt	480.6
Less cash and cash equivalents	(361.7)
Net debt	$118.9

Net debt leverage (net debt divided by adjusted EBITDA)	0.7x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities	$59.4
Less capital expenditures	(40.6)
Free cash flow	$18.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2016
	Infrastructure	Technologies	Corporate	Total
	(in millions, except per share amounts)
Net sales	$715.7	$84.9	$—	$800.6

Gross profit	$250.7	$17.2	$—	$267.9
Selling, general and administrative expenses	88.4	27.4	35.4	151.2
Pension settlement	2.2	—	14.4	16.6
Other charges	0.8	0.9	5.5	7.2
Operating income (loss) from continuing operations	$159.3	$(11.1)	$(55.3)	92.9
Interest expense, net				23.6
Income tax expense				24.2
Income from continuing operations				$45.1

Income per diluted share from continuing operations				$0.28

Capital expenditures	$24.3	$7.0	$0.2	$31.5

Operating margin	22.3%	(13.1)%		11.6%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$45.1
Pension settlement				16.6
Other charges				7.2
Income tax benefit of adjusting items				(8.1)
Adjusted income from continuing operations				$60.8

Weighted average diluted shares outstanding				163.4

Adjusted income from continuing operations per diluted share				$0.37

Net income				$63.9
Less income from discontinued operations				(18.8)
Interest expense, net (1)				23.6
Income tax expense (1)				24.2
Operating income (loss) from continuing operations	$159.3	$(11.1)	$(55.3)	92.9
Pension settlement	2.2	—	14.4	16.6
Other charges	0.8	0.9	5.5	7.2
Adjusted operating income (loss) from continuing operations	162.3	(10.2)	(35.4)	116.7
Depreciation and amortization	34.2	4.8	0.5	39.5
Adjusted EBITDA	$196.5	$(5.4)	$(34.9)	$156.2

Adjusted operating margin	22.7%	(12.0)%		14.6%

Adjusted EBITDA margin	27.5%	(6.4)%		19.5%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt	$5.6
Long-term debt	478.8
Total debt	484.4
Less cash and cash equivalents	(195.0)
Net debt	$289.4

Net debt leverage (net debt divided by adjusted EBITDA)	1.9x

Reconciliation of free cash flow to net cash provided by operating activities:
Net cash provided by operating activities	$114.5
Less capital expenditures	(31.5)
Free cash flow	$83.0